EXHIBIT 10.2

CONTRACT FOR MANAGEMENT AND CONSULTANCY SERVICES

No: SNS/JPI-2019/01

-	Based on the need and capability of the parties concerned.
-	Based on agreements between the parties.

This contract is made in Singapore on this date of 20th June, 2019 by and between:

PARTY A:	SUPERBEE NETWORK SINGAPORE PTE LTD
Address:	1 Kaki Bukit Ave 3, #09-11, KB-1
Singapore 408726
Tel:	+65 - 6841 0120
Fax:	+65 - 6841 0280
Representative:	Alicia Ling Hui Eng
Position:	Executive Director

and

PARTY B:	JAISON PHYTOCHEM, INC.
Address:	30N Gould St STE R
Sheridan, WY82801, Wyoming USA
Tel:
Fax:
Representative:	Tan Jacksaa Jayson
Position:	Director

The two parties have agreed to be bound to the following terms and conditions:

Article 1. General Provision

1.1	Party A is in the business of manufacturing healthcare and other products whereas Party B is a new startup company formed in Wyoming USA.

By this Contract, Party B hereby appoints Party A as a sole contractor to manage the business of Party B.

1.2	This agreement does not supersede any prior agreement that is still valid and remains in force.

Article 2. Role and Performance

2.1.	Party A is obliged to perform the following functions in Party B to meet regulatory requirements in the territory that it operates.

(i)	Strategic;
(ii)	Tactical;
(iii)	Operational;
(iv)	Others that are required and deemed necessary by the controlling authority of Party B country provided that they do not infringed the rights, privacy and trade secrecy of Party A.

2.2.	Party B shall be solely liable for the cost, fees and charges incurred in the business operation.

Article 3. Business Functions

3.1.	Party B, shall procure products and materials from organization appointed by Party A only.

3.2.	Party B shall only sell products to organization appointed by Party A only.

3.3.	Party B shall not have any other dealings with any organization that is not appointed by Party A.

Article 4. Costs and Payment

4.1.	The Management and Consultancy cost are as follows:-

(i)	Fixed USD15,000 per month
(ii)	Additional variable bonus to 4.1(i) payable in June and December solely to be determine by Party A.

4.2.	Party B shall pay Party A in accordance to the terms and conditions when invoice from Party A is presented.

4.3	All payment to be paid by Party B shall be paid to Party A in cash or to the designated bank account without demand.

Bank Name: DBS Bank Ltd

Bank Address: 12 Marina Boulevard, Marina Bay Financial Centre Tower 3, S(018982)

Beneficiary Name: Superbee Network Singapore Pte Ltd

Beneficiary Address: 1 Kaki Bukit Ave 3, #09-11, KB-1, Singapore 416087

Account number: 0104-000352-01-6-022 USD

Swiftcode: DBSSSGSG

Article 5. Approved Purpose

Party A does not accept any responsibility or liability for the success or otherwise of the Approved Purpose and is not liable for any losses which may be suffered by Party B in the appointment of the Approved Purpose.

Article 6. Dispute Resolution

6.1.	All disputes arising out of, and in relation to, this Contract will be informed by the Parties to each other for mutual resolution.

6.2.	In case of failure of resolution, the dispute will be settled in accordance with Singapore laws according to the jurisdiction of the State Court.

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Article 7. Effect and Duration

This contract shall take effect immediately upon being signed by the Parties and shall terminate immediately when Party B becomes insolvent or cease to exist.

FOR AND ON BEHALF OF SUPERBEE NETWORK SINGAPORE PTE LTD	FOR AND ON BEHALF OF JAISON PHYTOCHEM, INC

By: Alicia Ling Hui Eng Position: Executive Director	By: Tan Jacksaa Jayson Position: Director

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